Exhibit 99.1

SunPower Secures Additional Capital to Drive Ongoing Transformation

Obtains $175 million of capital and $25 million of additional revolving debt capacity, long-term waivers

Provides up to $155 million of additional liquidity

RICHMOND, Calif., Feb. 14, 2024 - SunPower Corp. (NASDAQ: SPWR) (the “Company” or “SunPower”), a leading residential solar technology and energy services company, today announced that it has raised $175 million in capital financing through a second lien term loan from Sol Holding, LLC (“Sol Holding”), the Company’s majority shareholder and an indirect subsidiary of TotalEnergies and Global Infrastructure Partners. The $175 million term loan includes $45 million previously funded to the Company in December and January, $80 million in new investment, and a $50 million second tranche that is available to be borrowed upon the satisfaction of certain conditions. In connection with the Second Lien Credit Agreement, the Company agreed to issue penny warrants to Sol Holding to purchase up to approximately 41.8 million shares of the Company’s common stock with an additional 33.4 million of warrants issued if the $50 million second tranche of the term loan is drawn. This funding positions the Company to navigate current industry headwinds and further reinforce its foundation for a more sustainable, resilient and agile business.

The Company also obtained new long-term waivers from its financial partners and entered into an amendment to its revolving debt facility, which provides the Company with access to an incremental $25 million commitment for loans under its revolving debt capacity (subject to satisfying conditions precedent to drawing). Together, these actions provide the Company with up to $155 million of additional liquidity.
“This transaction demonstrates the strong conviction of our financial partners in the long-term value proposition of residential solar, storage and renewable energy services, as well as SunPower’s ability to deliver operational excellence for our customers,” said Peter Faricy, SunPower CEO. “With this injection of additional liquidity and working capital to our balance sheet, coupled with substantial cost reductions, SunPower is taking positive steps to position itself to succeed in 2024 and beyond.”

SunPower will discuss its full year and fourth quarter 2023 financial results on Thursday, Feb. 15 at 8 a.m. ET. Analysts intending to participate in the Q&A session must register for a personal link and dial-in at: https://register.vevent.com/register/BI49f0f6c1dcda48db936395f3333e1574.

About SunPower

SunPower (NASDAQ: SPWR) is a leading residential solar, storage and energy services provider in North America. SunPower offers solar + storage solutions that give customers control over electricity consumption and resiliency during power outages while providing cost savings to homeowners. For more information, visit www.sunpower.com.

Forward Looking Statements

This release includes information that constitutes forward-looking statements. All statements, other than statements of historical fact, are forward-looking statements for purposes of the U.S. federal and state securities laws. Forward-looking statements often address expected future business and financial performance, and often contain words such as "believe," "expect," "anticipate," "intend," "plan," or "will" or the negative thereof or other variations thereof or comparable terminology. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Examples of such forward-looking statements include, but are not limited to, statements regarding the Company's ability to navigate industry headwinds and the Company’s ability to build a more sustainable, resilient and agile business. Factors that could cause or contribute to such differences include, but are not limited to, the Company's ability to obtain further waivers and consents under the Company's credit facilities, and the timing and outcome thereof; the Company's ability to comply with debt covenants or cure any defaults; the Company's ability to repay our obligations as they come due; and the risks and other important factors discussed under the caption "Risk Factors" in the Company's Annual Report on Form 10-K/A for the fiscal year ended January

1, 2023 and the Quarterly Report on Form 10-Q for the quarterly period ended October 1, 2023, and the Company's other filings with the SEC. The Company cautions you that the list of important factors included in the Company’s filings with the SEC may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. These forward-looking statements should not be relied upon as representing the Company's views as of any subsequent date, and the Company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Media Contact

For further information: Investors, Mike Weinstein, 510-260-8585, Mike.Weinstein@sunpowercorp.com; Media, Sarah Spitz, 512-953-4401 X 11929, Sarah.Spitz@sunpowercorp.com

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